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                                                                      EXHIBIT 10


                             EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into this 26th day of February, 1996, by and between ValliCorp Holdings, Inc. (the "Company") and Jerry A. Melton (the "Executive").

                                   RECITAL:

     The parties desire to set forth the terms of Executive's employment with the Company.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Employment.  The Company hereby employs Executive and Executive hereby
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accepts employment during the Term of Employment upon the terms and conditions herein set forth.

     2.   Term of Employment.  The "Term of Employment" is the period beginning
          ------------------
on February 26, 1996 (the "Commencement Date") and ending on January 31, 2000. The Term of Employment may terminate earlier or be extended as provided in this Agreement.

     3.   Renewal.  The Term of Employment shall be extended for one year on
          -------
each anniversary of the Commencement Date (or such other date as to which the parties may agree) unless (a) the Company or Executive has given three (3) months' written notice of its or his intent not to extend the Termination Date or (b) the Term of Employment has been terminated under the provisions of
Section 8.

     4.   Duties.  Executive is employed as Senior Vice President and Deputy
          ------
Chief Credit Officer of the Company and, under the direction of the Company's Board of Directors, the Chief Executive Officer and the Chief Credit Officer, shall perform and discharge well and faithfully the duties that may be assigned to him from time to time by them in connection with the conduct of the Company's business. Nothing herein shall preclude the Board of Directors or CEO from changing Executive's title or duties.

     5.   Extent of Services.  Executive shall devote his entire business time,
          ------------------
attention, and energies to the business of the Company during the term of Executive's employment with the Company. The foregoing, however, shall not preclude Executive from engaging in appropriate civic, charitable, or religious activities or from devoting a reasonable amount of time to private investments or from serving on boards of directors of other entities, as long as such activities and services do not interfere or conflict with his responsibilities to the Company.

     6.   Compensation.
          ------------

          (a)  Salary.  During the Term of Employment, the Company shall pay
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Executive a monthly salary of $10,416.67, payable in arrears in installments on the 15th and the last day of each month. Executive's salary may be adjusted periodically, on the anniversary of this Agreement (or such other date as to which the parties may agree), to reflect such changes as the Board of Directors determines appropriate, based on Executive's performance for the most recent performance period.

          (b)  Incentive Programs.  During the Term of Employment, Executive
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shall be entitled to participate in any annual and long-term incentive programs adopted by the Company and which cover employees in positions comparable to that of Executive.

          (c)  Expenses.  Executive shall be entitled to prompt reimbursement of
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all reasonable business expenses incurred by him in the performance of his duties during the Term of Employment, subject to the presenting of appropriate vouchers and receipts in accordance with the Company's policies.

     7.   Employee Benefits.  During the Term of Employment, Executive shall be
          -----------------
entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health, and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.

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     8.   Termination.  Notwithstanding the provisions of Sections 2 and 3, the
          -----------
Term of Employment and Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

          (a)  Death.  The Term of Employment shall terminate upon Executive's
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death.

          (b)  Disability.  The Term of Employment shall terminate three (3)
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months after the Company gives Executive written notice that it intends to terminate his employment on account of Disability or on such later date as the Company specifies in such notice. If Executive resumes the performance of substantially all of his duties under this Agreement before the termination becomes effective, the notice of intent to terminate shall be deemed to have been revoked.

          (c)  Voluntary Termination.  Executive may terminate his employment
               ---------------------
with the Company at any time with three (3) months' written notice to the Company. The Term of Employment shall end on the earlier of the last day of the notice period or the last day on which Executive performs services for the Company.

          (d)  Termination for Good Cause.  Executive may terminate his
               --------------------------
employment with the Company for Good Cause by giving the Company thirty (30) days' notice of its breach, the reasons why the breach constitutes Good Cause and of his intent to terminate on such basis. If the Company cures its breach within the thirty (30) day period, Executive may rescind his notice of intent to terminate, or terminate his employment under paragraph (c) as though his notice of breach was the notice provided for under paragraph (c). If the Company fails to cure its breach within the thirty (30) day period, the Term of Employment shall end on the last day of the notice period.

          (e)  Involuntary Termination.  Executive's employment is at will. The
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Company reserves the right to terminate Executive's employment at anytime whatsoever, with or without cause, with thirty (30) days' written notice to Executive. The Term of Employment shall terminate on the last day of the notice period, but the Company may require Executive to cease performing services at any time once the notice is given.

          (f)  Involuntary Termination for Cause.  The Company reserves the
               ---------------------------------
right to terminate Executive's employment for Cause. The Company shall give Executive written notice of the termination and the reasons therefor. The Term of Employment shall terminate immediately upon receipt of the notice.

     9.   Benefits on Termination of Employment. If Executive's employment
          -------------------------------------
is terminated during the Term of Employment, the Executive shall be entitled to receive benefits as follows:

          (a)  Death; Disability; Voluntary Termination; Termination for Cause.
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If employment is terminated under Section 8(a), (b), (c), or (f), Executive shall receive salary through the Term of Employment, any incentive payment earned but not yet paid, and reimbursement of expenses incurred under Section 6(c) but not yet reimbursed. Executive shall be entitled to a pro rata portion of his annual incentive benefit for the year in which his Term of Employment ends. All other employee benefits and compensation shall cease on the last day on which Executive performs services as an employee, except to the extent that continued coverage is required by law.

          (b)  Change of Control.  If Executive's employment is terminated under
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the provisions of Section 8(d) or (e), within two years following a Change of
Control, Company shall pay Executive liquidated damages equal to the remaining salary and accrued but unpaid annual incentive award he would have received under this Agreement had he continued employment to the end of the Term of Employment as in effect immediately prior to his termination, not to exceed eighteen (18) months' salary and the accrued but unpaid annual incentive plan award in effect immediately prior to his termination. The liquidated damages payment to which Executive is entitled pursuant to this paragraph (b) shall be paid in a single installment within thirty (30) days of his termination. Executive shall be obligated, however, to disclose to the Company his earned income (within the meaning of Internal Revenue Code Section 911(d)(2)(A)) during the period ending eighteen (18) months following such termination of employment and to remit to the Company such earned income up to the amount of Executive's liquidated damages paid pursuant to this paragraph. Company shall have the right to request Executive to produce reasonable evidence substantiating the amount (including zero) of Executive's earned income during the remainder of the Term of Employment (as described above). If Executive remits the full amount of liquidated damages, his obligation to disclose his earned income shall end. Executive shall cease

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to be an employee on the effective date of any notice given under this Agreement and, except as provided by applicable law, shall cease to be entitled to further compensation or benefits from the Company.

          (c)  Involuntary Termination; Termination for Good Cause.  If
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Executive's employment is terminated under the provisions of Section 8(d) or (e)
and the termination is not within two years following a Change of Control, Executive shall receive:


               (i) twelve (12) months of salary under Section 6(a) computed with reference to the annual salary in effect immediately preceding the date of termination;

               (ii)   any incentive payment earned but not yet paid; and

               (iii) reimbursement of expenses incurred under Section 6(c) but not yet reimbursed.

All other employee benefits and compensation, including any incentive benefits for the year in which the Term of Employment ends, shall cease on the last day on which Executive performs services as an employee except to the extent that continued coverage is required by law.

          (d)  Non-Renewal.  If Executive or the Company gives notice of intent
               -----------
not to extend the Term of Employment under Section 3, Executive's salary and benefits shall cease on the last day of the Term of Employment, except to the extent that continued coverage is required by law.

     10.  Definition of Terms.  The following terms used in this Agreement when
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capitalized have the following meanings:

          (a)  Board of Directors means the Company's board of directors.
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          (b)  Cause means that Executive has:
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               (i)  willfully breached or habitually neglected the duties which he was required to perform under the terms of this Agreement or

               (ii) committed act(s) of dishonesty, theft, embezzlement, fraud, misrepresentation, or other act(s) of moral turpitude against the Company, its subsidiaries or affiliates, its shareholders, or its employees.

          (c)  Change of Control means a change of control of the Company of a
               -----------------
nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that without limitation, such a Change of Control shall be deemed to have occurred if:

               (i) any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

               (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or

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               (iii)  during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

Notwithstanding the foregoing provisions of this paragraph (c), a "Change of Control" will not be deemed to have occurred solely because of the acquisition of securities of the Company (or any reporting requirement under the Act relating thereto) by an employee benefit plan maintained by the Company for its employees.

          (d)  Disability means that Executive has been unable to perform his
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duties under this Agreement for a period of three (3) consecutive months as the result of his incapacity due to physical or mental illness.

          (e)  Good Cause means a material reduction in Executive's compensation
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under Section 6 or benefits under Section 7, a material reduction in the
Executive's title or responsibilities, or a relocation of Executive's primary place of employment so that Executive's one-way commute distance is increased by more than forty (40) miles.

     11.  Non-Competition Clause.  In addition to his obligations as an
          ----------------------
executive and whether or not he remains an executive of the Company, Executive agrees that during the period commencing with the Commencement Date and ending upon termination of employment with the Company, however caused, he will not, without the prior written consent of the Company, engage, directly or indirectly, in any business that competes with the Company for customers of the Company located in the Central California.

     12.  Locations of Performance.  Executive's services shall be performed
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primarily in the vicinity of Fresno, California.  The parties acknowledge, however, that Executive may be required to travel in connection with the performance of his duties hereunder.

     13.  Proprietary Information.
          -----------------------

          (a) Executive agrees to comply fully with the Company's policies relating to non-disclosure of the Company's trade secrets and proprietary information and processes. Without limiting the generality of the foregoing, Executive will not, during the term of his employment by the Company, disclose any such secrets, information, or processes to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall Executive make use of any such property for his own purposes or for the benefit of any person, firm, corporation, or other entity (except the Company) under any circumstances during or after the term of his employment, provided that after the term of his employment, this provision shall not apply to secrets, information, and processes that are then in the public domain (provided that Executive was not responsible, directly or indirectly, for such secrets, information, or processes entering the public domain without the Company's consent).

          (b) Executive hereby sells, transfers, and assigns to the Company all of the entire right, title, and interest of Executive in and to all inventions, ideas, disclosures, and improvements, whether patented or unpatented, and copyrightable material, to the extent made or conceived by Executive, solely or jointly, during the term of this Agreement, except to the extent prohibited by
Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit A. Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details, and data pertaining to the aforementioned inventions, ideas, disclosures, and improvements; and, whether during the term hereof or thereafter, Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of Executive to permit the Company to file and prosecute any patent applications relating to such inventions, ideas, disclosures, and improvements and, as to copyrightable material, to obtain copyright thereon.

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          (c)  Trade secrets, proprietary information, and processes shall not be deemed to include information which is:

               (i)    known to Executive at the time of the disclosure;

               (ii) publicly known (or becomes publicly known) without the fault or negligence of Executive;

               (iii) received from a third party without restriction and without breach of this Agreement;

               (iv) approved for release by written authorization of the Company; or

               (v)    required to be disclosed by law; provided, however, that
                                                       --------  -------
in the event of a proposed disclosure pursuant to this subsection 13(c)(v), the recipient shall give the Company prior written notice before such disclosure is made.

     14.  Assignment.  This Agreement may not be assigned by any party hereto;
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provided that the Company may assign this Agreement, in connection with a merger or consolidation involving the Company or a sale of substantially all of its assets, to the surviving corporation or purchaser as the case may be, so long as such assignee assumes the Company's obligations hereunder.

     15.  Notices.  Any notice required or permitted to be given under this
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Agreement shall be sufficient if in writing and sent by registered mail to
Executive at his residence maintained on the Company's records, or to the Company at its executive offices, or such other addresses as either party shall notify the other in accordance with the above procedure.

     16.  Force Majeure.  Neither party shall be liable to the other for any
          -------------
delay or failure to perform hereunder, which delay or failure is due to causes beyond the control of said party, including, but not limited to: acts of God; acts of the public enemy; acts of the United States of America, or any State, territory, or political subdivision thereto or of the District of Columbia; fires; floods; epidemics; quarantine restrictions; strikes; or freight embargoes. Notwithstanding the foregoing provisions of this Section, in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay.

     17.  Integration.  This Agreement and any attachments, schedules, and
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exhibits hereto represent the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     18. Waiver. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

     19.  Savings Clause.  If any term, covenant, or condition of this Agreement
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or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     20.  Authority to Contract.  The Company warrants and represents that it
          ---------------------
has full authority to enter into this Agreement and to consummate the transactions contemplated hereby and that this Agreement is not in conflict with any other agreement to which the Company is a party or by which it may be bound. The Company further warrants and represents that the individuals executing this Agreement on behalf of the Company have the full power and authority to bind the Company to the terms hereof and have been authorized to do so in accordance with the Company's corporate organization.

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     21.  Recovery of Litigation Costs.  If any legal action or other proceeding
          ----------------------------
is brought for the enforcement of this Agreement or any agreement or instrument delivered under or in connection with this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     22.  Remedies.  In the event of a breach by Executive of Sections 11 or 13
          --------
of this Agreement, in addition to other remedies provided by applicable law, the Company will be entitled to issuance of a temporary restraining order or preliminary injunction enforcing its rights under such Sections.

     23.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California.

     24.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day herein first above written.


                                        VALLICORP HOLDINGS, INC.


                                        /s/ J. Mike McGowan
                                        ___________________________________
                                        J. Mike McGowan
                                        President and Chief Executive Officer



                                        EXECUTIVE

                                        /s/ Jerry A. Melton
                                        ____________________________________
                                        Jerry A. Melton
                                        Senior Vice President and Deputy Chief
                                        Credit Officer



Exhibit A - California Labor Code Section 2870

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                                   EXHIBIT A
                                   ---------

                      CALIFORNIA LABOR CODE SECTION 2870


SECTION 2870. APPLICATION OF PROVISION PROVIDING THAT EMPLOYEE SHALL ASSIGN OR OFFER TO ASSIGN RIGHTS IN INVENTION TO EMPLOYER


(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either;

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

(2)  Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision

(a), the provision is against the public policy of this state and is unenforceable.

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